                 [Letterhead of Watson, Farley and Williams]

                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
                                                                 100 Park Avenue
                                                        New York, New York 10017

                                                              Tel (212) 922 2200

                                                              Fax (212) 922 1512

October 5, 2005

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece
Dear Sirs:

STEALTHGAS INC.

We have acted as special counsel as to matters of the law of the Republic of The
Marshall Islands ("Marshall Islands Law") for StealthGas Inc., a Marshall
Islands corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form F-1 (the "Registration Statement") filed by the
Company with the Securities and Exchange Commission pursuant to Rule 462(b)
under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance and sale by the Company of up to an additional 345,000 shares of common stock (the "Additional Common Stock") of the Company.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the Registration Statement and the prospectus (the
"Prospectus") included therein, (ii) the form of the underwriting agreement (the
"Underwriting Agreement") among the Company and the underwriters named therein, relating to the issuance and sale of the Additional Common Stock, and (iii)
originals, or copies certified to our satisfaction, of all such records of the
Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Company.

This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that, upon due execution and delivery of the
Underwriting Agreement by the parties thereto substantially in the form examined by us, when the Additional Common Stock is issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the
Registration

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registered in England and Wales with registered number OC312253. It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New
York) LLP and their professional qualifications is open to inspection at the
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Watson, Farley & Williams (New York) LLP or an affiliated undertaking.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

StealthGas Inc.
October 5, 2005                                                          Page 2

Statement and Prospectus, the Additional Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our name in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP

WATSON, FARLEY & WILLIAMS (NEW YORK) LLP